                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the amended Quarterly Report of VSUS Technologies
Incorporated (the "Registrant") on Form 10-QSB/A for the three and six-month periods ending June 30, 2005, as filed with the Securities and Exchange
Commission on the date hereof (the "Quarterly Report"), we, Eliyahu Kissos,
President and Director, and Steven Goldberg, Chief Financial Officer and
Director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Quarterly Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

By: /s/ Eliyahu Kissos
    -----------------------------------------
        Eliyahu Kissos
        President and Director
        Dated this 2nd day of September, 2005

By: /s/ Steven Goldberg
    -----------------------------------------
        Steven Goldberg
        Chief Financial Officer and Director
        Dated this 2nd day of September, 2005